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                                 EXHIBIT 24.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-     ) pertaining to the DIGEX, Incorporated 1995 Stock Option Plan,
DIGEX Incorporated 1996 Equity Participation Plan and DIGEX, Incorporated 1997 Employee Stock Purchase Plan of our report dated July 17, 1996 (except for Note 19, as to which the date is October 9, 1996), included in the Registration Statement (Form SB-2 No. 333-05871) and related Prospectus of DIGEX, Incorporated dated October 16, 1996 for the registration of 4,500,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
December 5, 1996